UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2008

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 200, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to an Asset Purchase Agreement, as described in Item 8.01 below, dated December 31, 2008, Escalon Medical Corp. ("the Company") purchased the assets of the hematology business of Biocode Hycel, the French subsidiary of Immunodiagnostic Systems plc, a provider of in vitro diagnostic products. The purchase price for the acquisition was €4,200,000, of which €25,000 was paid upfront. The seller-provided financing requires payment by the Company over four years as follows:

• the first interest-only payment is due in December 2009;
• thereafter, every six months, an interest payment is due at an annual interest rate of 7%;
• after 18 months a principal payment of €800,000 is due;
• after 30 months a principal payment of €1,000,000 is due;
• after 36 months a principal payment of €1,000,000 is due; and
• after 48 months a principal payment of €1,375,000 is due.

The payment amount in United States Dollars will be determined on the payment due date, based upon the then current exchange rate between the United States Dollar and the Euro.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, the Company amended (i) the Escalon Medical Corp. 1999 Equity Incentive Plan, (ii) the Escalon Medical Corp. 2004 Equity Incentive Plan, (iii) the Supplemental Executive Benefit Agreement with Richard J. DePiano, the Company's Chairman and Chief Executive Officer, and (iv) the employment agreement with Robert O'Conner, the Company's Chief Financial Officer, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the various regulations and guidance issued thereunder.

Item 8.01 Other Events.

On December 31, 2008, the Company, pursuant to an Asset Purchase Agreement, completed a previously announced acquisition of the hematology business of Biocode Hycel, the French subsidiary of Immunodiagnostic Systems plc, a provider of in vitro diagnostic products. The acquired hematology business will continue to operate under the name Biocode Hycel and has operations near Rennes, France. The acquired hematology business had 2008 annual revenues of approximately €4,200,000, or approximately $5,800,000. The business will be vertically integrated into the Company's clinical diagnostics business and its growing portfolio of brands, which also includes Drew Scientific and JAS Diagnostics. The purchase price for the acquisition was €4,200,000, of which €25,000 was paid upfront. The seller-provided financing requires payment by the Company over four years as follows:

• the first interest-only payment is due in December 2009;
• thereafter, every six months, an interest payment is due at an annual interest rate of 7%;
• after 18 months a principal payment of €800,000 is due;
• after 30 months a principal payment of €1,000,000 is due;
• after 36 months a principal payment of €1,000,000 is due; and
• after 48 months a principal payment of €1,375,000 is due.

The payment amount in United States Dollars will be determined on the payment due date, based upon the then current exchange rate between the United States Dollar and the Euro.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press released Janurary 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

January 7, 2009	By:	Richard J. DePiano, Jr.

Name: Richard J. DePiano, Jr.
Title: President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press released Janurary 6, 2009.